UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 2, 2017 (February 1, 2017)

Tredegar Corporation
(Exact name of Registrant as specified in charter)

Virginia	1-10258	54-1497771
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1100 Boulders Parkway, Richmond, Virginia	23225
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(804) 330-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 1, 2017, The William L. Bonnell Company, Inc. (“Buyer”), which is a wholly-owned subsidiary of Tredegar Corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Futura Industries Corporation, Futura Corporation, Susan D. Johnson, The Susan D. Johnson Trust, Ken Wells and, in his capacity as Sellers’ Representative, Brent F. Lloyd (collectively, the “Sellers”), pursuant to which the Buyer agreed to purchase from the Sellers, and the Sellers agreed to sell to the Buyer (the “Transaction”), 100% of the outstanding shares of capital stock of Futura Industries Corporation (“Futura Industries”) for an aggregate purchase price of approximately $92,000,000, subject to certain adjustments (the “Purchase Price”).  Completion of the Transaction (the “Closing”) is expected to occur on February 15, 2017.

The Purchase Agreement contains customary representations, warranties, covenants, agreements and indemnification obligations of the Sellers and the Buyer.  At the Closing, the Buyer will deposit a total of $35,000,000 of the Purchase Price into three segregated escrow accounts to cover the Sellers’ indemnification obligations under the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The above description of the Purchase Agreement has been included to provide information regarding the terms of the Purchase Agreement.  It is not intended to provide any other information about the Company, the Buyer, the Sellers, Futura Industries or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties of the parties thereto that were made solely for the benefit of the other party.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  In addition, such representations and warranties may apply a contractual standard of materiality that is different from that generally applicable to shareholders.  The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the parties thereto or the Company.

Item 8.01.	Other Events.

On February 1, 2017, the Company issued a press release announcing the Transaction.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

2.1
Stock Purchase Agreement, dated as of February 1, 2017, by and among Futura Industries Corporation, Futura Corporation, Susan D. Johnson, The Susan D. Johnson Trust, Ken Wells, The William L. Bonnell Company, Inc., and, in his capacity as Sellers’ Representative, Brent F. Lloyd.  (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.)

99.1	Press release issued on February 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2017

TREDEGAR CORPORATION

By:	/s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated as of February 1, 2017, by and among Futura Industries Corporation, Futura Corporation, Susan D. Johnson, The Susan D. Johnson Trust, Ken Wells, The William L. Bonnell Company, Inc., and, in his capacity as Sellers’ Representative, Brent F. Lloyd.  (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibit or schedule upon request.)

99.1	Press release issued on February 1, 2017.